                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                          COMMUNICATIONS SYSTEMS,
                                      INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                          COMMUNICATIONS SYSTEMS,
                                      INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Items 22(a)(2) of Schedule A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing party:
         -----------------------------------------------------------------------
     (4) Date filed:
         -----------------------------------------------------------------------

                          COMMUNICATIONS SYSTEMS, INC.
                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 18, 1999

                            ------------------------

    Notice is hereby given that the Annual Meeting of Shareholders of Communications Systems, Inc. will be held at the Carlson School of Management, 321 19th Avenue South, Room 2-260Z, Minneapolis, Minnesota, on Tuesday, May 18, 1999 at 3:00 p.m., Central Daylight Time, for the following purposes:

    1. To elect three (3) directors to hold office until the 2002 Annual Meeting of Shareholders or until their successors are elected.

    2. To consider and act upon a proposal to ratify and approve an amendment to the Company's 1992 Stock Plan to increase the number of shares authorized to be issued under such plan by 500,000 shares to 1,900,000 shares.

    3. To amend the Company's 1990 Stock Option Plan for Nonemployee Directors to increase from 2,000 to 3,000 the number of shares purchasable upon exercise of options automatically granted to each non-employee director reelected at or continuing in office after the annual meeting of shareholders.

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on March 19, 1999 as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                          Richard A. Primuth,
                                          SECRETARY

Hector, Minnesota
April 15, 1999

    TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                          COMMUNICATIONS SYSTEMS, INC.
                             213 SOUTH MAIN STREET
                            HECTOR, MINNESOTA 55342
                                 (612) 848-6231

                             ---------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is furnished to the shareholders of Communications Systems, Inc. ("CSI" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at the Carlson School of Management, 321 19th Avenue South, Room 2-260Z, Minneapolis, Minnesota on Tuesday, May 18, 1999, beginning at 3:00 p.m. or at any adjournment or adjournments thereof. The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

    Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted by the persons designated as proxies in favor of the matters indicated. In the event any other matters which properly come before the meeting require a vote of shareholders, the persons named as proxies will vote in accordance with their judgment on such matters. The Company's corporate offices are located at 213 South Main Street, Hector, Minnesota 55342, and its telephone number is (320) 848-6231. The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 15, 1999.

    The total number of shares outstanding and entitled to vote at the meeting as of March 19, 1999 consisted of 8,811,144 shares of $.05 par value Common Stock. Only shareholders of record at the close of business on March 19, 1999 will be entitled to vote at the meeting. Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

    Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, then that item must be approved by holders of a majority of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining approval of the matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the number of shares of the Company's Common Stock owned by each person known by the Company to own of record or beneficially five percent (5%) or more of the Company's Common Stock and all officers and directors of the Company as a group using information available as of March 15, 1999.

           NAME AND ADDRESS              AMOUNT AND NATURE OF    PERCENT
          OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP    OF CLASS
---------------------------------------  --------------------  ------------
Curtis A. Sampson                             1,652,605(1)           18.8%
213 South Main Street
Hector, MN 55342

Thomson Horstmann & Bryant                      600,700               6.8%
Saddle Brook, NJ 07663

First Bank System, Inc.                         495,198               5.6%
601 Second Avenue South
Minneapolis, MN 55402

John C. Ortman                                  545,350(2)            6.2%
1506 17th Street
Lawrenceville, IL 62439

All directors and executive officers          3,141,042(3)           35.6%
as a group (15 persons)

------------------------------

(1) Includes 13,898 shares owned by Mr. Sampson's spouse, as to which beneficial ownership is disclaimed, 70,500 shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options, and 308,645 shares owned by the Communications Systems, Inc. Employee Stock Ownership Plan ("CSI ESOP") of which Mr. Sampson is a Trustee and 18,509 shares of Company common stock owned by the Hector Communications Corporation Employee Stock Ownership Plan ("Hector ESOP") of which Mr. Sampson is a Trustee. Mr. Sampson disclaims any beneficial ownership of shares owned by the CSI ESOP and the Hector ESOP in excess of the 21,853 shares allocated to his account as of December 31, 1998.

(2) Includes 16,000 shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options.

(3) Includes 2,290,570 shares owned by officers and directors as a group directly, 48,018 shares held by their respective spouses, 475,300 shares which may be purchased by directors and officers within 60 days from the date hereof pursuant to outstanding stock options, 308,645 shares owned by the CSI ESOP and 18,509 shares of Company common stock owned by the Hector ESOP. Messrs. Curtis A. Sampson, Wayne E. Sampson and Paul N. Hanson serve as Trustees of the CSI ESOP and Mr. Curtis A. Sampson and Mr. Paul N. Hanson serve as Trustees of the Hector ESOP; except for shares allocated to the respective accounts of Mr. Curtis Sampson and Mr. Paul N. Hanson, Messrs. Sampson, Sampson and Hanson disclaim beneficial ownership of the shares held by such ESOPs.

                            1. ELECTION OF DIRECTORS

    The Board of Directors is presently comprised of ten director positions, divided into three classes, each of which serve for staggered three year terms. The Board of Directors has nominated and recommends for reelection as directors Messrs. Edwin C. Freeman, Luella Gross Goldberg and Edward J. Strickland, who currently serve as directors and are each being renominated for a three year term expiring in 2002. The class of directors to be elected for terms expiring in 2002 includes a fourth director position. No nominee is being submitted to fill this fourth position and the resolution proposing the three nominees named below will also provide for amending the bylaws of the Company to reduce the size of the Board to nine directors and to reduce the class of directors with terms ending in 2002 to three directors. The Board of Directors believes that each nominee named below will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

    Information regarding the nominees and other directors filling unexpired terms is set forth on the following page, including information regarding their principal occupations currently and for the preceding five years. Ownership of Common Stock of the Company is given as of March 19, 1999. To the best of the Company's knowledge, unless otherwise indicated below, the persons indicated possess sole voting and investment power with respect to their stock ownership.

                                                                                     YEAR
                                                                                    CURRENT     AMOUNT OF       PERCENT OF
                                 PRINCIPAL OCCUPATION AND OTHER         DIRECTOR     TERM      COMMON STOCK     OUTSTANDING
      NAME AND AGE                        DIRECTORSHIPS                   SINCE     EXPIRES     OWNERSHIP      COMMON STOCK
-------------------------  -------------------------------------------  ---------  ---------  --------------  ---------------
NOMINEES PROPOSED FOR ELECTION FOR TERM EXPIRING IN 2002

Edwin C. Freeman           Vice President and General Manager,            1988       1999          26,100(1)           .3%
  (43)                     Bro-Tex, Inc. (paper and cloth wiper
                           products, and fiber product recycler) since
                           March, 1992.

Luella Gross Goldberg      Trustee, University of Minnesota               1997       1999           5,000(2)        --
  (62)                     Foundation, since 1975; Chair. from 1996 to
                           1998. Trustee Emerita of Wellesley College
                           since 1996; Trustee, 1978 to 1996; Acting
                           President during 1993; Chair of the Board
                           of Trustees, 1985 to 1993. Director, TCF
                           Financial Corporation, Reliastar Financial
                           Corp. and Hormel Foods Corporation.

Edward E. Strickland       Business and management consultant;            1981       1999          36,000(3)           .4%
  (72)                     Director of: Reuter Manufacturing, Inc.
                           (manufacturing); Bio-Vascular, Inc.
                           (medical devices); Intercim, Inc. (factory
                           management software); Hector Communications
                           Corporation (independent telephone
                           companies); and, Quantech, Ltd. (medical
                           devices).

                                                                                     YEAR
                                                                                    CURRENT     AMOUNT OF       PERCENT OF
                                 PRINCIPAL OCCUPATION AND OTHER         DIRECTOR     TERM      COMMON STOCK     OUTSTANDING
      NAME AND AGE                        DIRECTORSHIPS                   SINCE     EXPIRES     OWNERSHIP      COMMON STOCK
-------------------------  -------------------------------------------  ---------  ---------  --------------  ---------------
DIRECTORS SERVING UNEXPIRED TERMS

Paul J. Anderson           Private Investor.                              1975       2000         172,618(4)          2.0%
  (67)

Wayne E. Sampson           Management consultant; director of Hector      1981       2000         335,095(5)          3.8%
  (69)*                    Communications Corporation.

Frederick M. Green         Chairman of the Board, President and Chief     1996       2000           6,000(6)        --
  (56)                     Executive Officer of Ault Incorporated
                           (power conversion products).

Curtis A. Sampson          Chairman of the Board, President and Chief     1969       2001       1,652,605(7)         18.8%
  (65)*                    Executive Officer of the Company; Chairman
                           of the Board of Hector Communications
                           Corporation (independent telephone
                           companies); Chairman of the Board of
                           Canterbury Park Holding Corporation
                           (thoroughbred racetrack).

Joseph W. Parris           Attorney, Mediator, Arbitrator and Private     1995       2001         116,000(6)          1.3%
  (79)                     Investor.

Gerald D. Pint             Telecommunications Consultant since            1997       2001           4,000(2)        --
  (63)                     September, 1993. Prior thereto Group Vice
                           President, Telecom Systems Group, 3-M
                           Company, 1989-1993. Director of Norstan,
                           Inc. (telecommunications equipment and
                           service company) and Inventronics Ltd.
                           (telecommunications equipment company).

------------------------

*   Wayne E. Sampson and Curtis A. Sampson are brothers.

(1) Includes 2,100 shares owned by Mr. Freeman's spouse, as to which beneficial ownership is disclaimed, and 16,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options.

(2) Includes 4,000 shares which may be purchased pursuant to currently exercisable stock options.

(3) Includes 14,000 shares which may be purchased pursuant to currently exercisable stock options.

(4) Includes 30,309 shared owned by Mr. Anderson's wife, as to which beneficial ownership is disclaimed, and 16,000 shared which may be purchased pursuant to outstanding and presently exercisable stock options.

(5) Includes 14,150 shares owned by Mr. Sampson directly, 300 shares owned by his spouse, as to which beneficial ownership is disclaimed, 308,645 shares owned by the CSI ESOP of which Mr. Sampson is a Trustee and 12,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options. Mr. Sampson disclaims any beneficial ownership of the shares owned by the CSI ESOP.

(6) Includes 6,000 shares which may be purchased pursuant to currently exercisable stock options.

(7) See footnote 1 under "Security Ownership of Certain Beneficial Owners and Management."

INFORMATION REGARDING BOARD AND BOARD COMMITTEES

    The Board of Directors met five times during 1998. Each director nominee and continuing director attended at least 75% of the 1998 meetings of the Board and each committee on which such director served.

    All directors, other than C. A. Sampson, receive a monthly retainer of $750, plus $600 for each Board meeting and $500 for each committee meeting attended. Messrs. Freeman, W. E. Sampson and Strickland, in consideration for their additional services as members of the Executive Committee, are paid an additional monthly retainer of $250. Mr. C. A. Sampson received no additional cash compensation for service on the Board.

    Presently, each non-employee member of the Board of Directors receives at the time of the annual meeting of the shareholders an option to purchase 2,000 shares of the Company's Common Stock. If Proposal 2 is adopted, this automatic option grant will increase to cover 3,000 shares. Each director's option is granted at a price equal to the fair market value of the Company's Common Stock on the date of grant exercisable over a ten-year period beginning six months after the date the option is granted.

    The Company has an Audit Committee consisting of Messrs. Paul J. Anderson,
W. E. Sampson and E. E. Strickland which met once during the last fiscal year. The Audit Committee recommends to the full Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants, as well as the internal accounting controls of the Company

    The Company has a Compensation Committee consisting of Messrs. C. A. Sampson, Edwin C. Freeman and W. E. Sampson. The Compensation Committee met twice during the last fiscal year.

                                   PROPOSAL 2
                PROPOSAL TO AMEND THE COMPANY'S 1992 STOCK PLAN

INTRODUCTION

    The shareholders of the Company approved the Communications Systems, Inc. 1992 Stock Plan (the "Stock Plan") on May 15, 1992, originally authorizing 400,000 shares of common stock (as adjusted for a stock split in 1993) for issuance pursuant to options and other rights granted under the Stock Plan. At the 1995 Annual Meeting of Shareholders, an amendment to increase the number of shares available under the Stock Plan by 500,000 shares was ratified and approved. At the 1998 Annual Meeting of Shareholders, the Stock Plan was further amended to increase the number of shares available under the Stock Plan by another 500,000 shares. The purpose of the Stock Plan is to enable the Company and subsidiaries to retain and attract key employees who contribute to the Company's success by their ability, ingenuity and industry and to enable such key employees to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The Stock Plan authorizes the granting of awards in the following forms: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, and (iv) deferred stock. On April 13, 1999, the last reported sales price of the Company's common stock in the NASDAQ National Market was $8.88.

AMENDMENT TO STOCK PLAN TO INCREASE AUTHORIZED SHARES

    As noted above, the Stock Plan was amended in May 1998 to increase the number of authorized shares by 500,000. Subsequent to the 1998 shareholders meeting, the Company has substantially expanded its operations through its acquisition of JDL Technologies, Inc. ("JDL"), Transition Networks, Inc. ("Transition"), and LANart Corporation ("LANart"). As a result of these acquisitions, the Company now employs a greater number of executives and key employees which it believes it is imperative to retain by offering, along with other forms of compensation, stock option grants at levels commensurate with comparable public companies. In addition, on March 5, 1999, the Compensation Committee of the Board implemented a special five (5) year option program under the 1992 Plan, whereby options covering 240,000 shares were granted to five employees of Transition Networks, Inc. Under this special program, in addition to vesting over time (20% per year), the options may only be exercised if Transition achieves financial performance representing growth of 20% per year in revenues and pre-tax earnings. After giving effect to this special program, as well as regular option grants in 1999 to other Transition, JDL and LANart employees comparable to option grants given to other Company employees in prior years, only approximately 130,000 shares were available for future option grants, including option grants to be awarded in 1999 to executives and key employees of the Company's other business units, Suttle Apparatus Corporation, Austin Taylor Limited, and Automatic Tool & Connector, consistent with past practice. Accordingly, in order to continue its practice of awarding stock options to retain, attract and motivate the Company's executives and key employees consistent with past practice, the Board of Directors has again amended the Stock Plan, subject to ratification and approval by the shareholders, to increase the total number of shares available under the Stock Plan by 500,000 shares to a total of 1,900,000.

SUMMARY OF TERMS OF STOCK PLAN

    The following provides a summary of certain provisions of the Stock Plan:

    SHARES AVAILABLE UNDER STOCK PLAN. The maximum number of shares of common stock reserved and available under the Stock Plan for awards is currently 1,400,000 shares (subject to possible adjustment in the event of stock splits or other similar changes in the common stock). Shares of common stock covered by expired or terminated stock options and forfeited shares of restricted stock or deferred stock may be used for subsequent awards under the Stock Plan.

    ELIGIBILITY AND ADMINISTRATION. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and profitability of the business of the Company and its subsidiaries are eligible to be granted awards under the Stock Plan. The Stock Plan will be administered by the Board or, in its discretion, by a committee of not less than three "disinterested directors," as defined in the Stock Plan (the "Committee"), who shall be appointed by the Board of Directors. The term "Board" used in this section refers to the Board or, if the Board has delegated its authority, the Committee. The Board will have the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, interpret the Stock Plan, and adopt rules, regulations and procedures with respect to the administration of the Stock Plan. The Board may delegate its authority to officers of the Company for the purpose of selecting key employees who are not officers of the Company to be participants in the Stock Plan.

AWARDS UNDER STOCK PLAN

    STOCK OPTIONS. The Board may grant stock options that either qualify as "incentive stock options" under the Code or are "non-qualified stock options" in such form and upon such terms as the Board may approve from time to time. Stock options granted under the Stock Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board's discretion, by tendering promissory notes or common stock. If the terms of an option so permits the optionee may elect to pay all or part of the option price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee's lifetime.

    Stock options may be exercised during varying periods of time after a participant's termination of employment, dependent upon the reason for the termination. Following a participant's death, the participant's stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate or the optionee's legatee for a period of three years or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability or retirement. If the participant is involuntarily terminated without cause, the participant's options may be exercised to the extent they were exercisable at the time of termination for the lesser of three months or the balance of the options' terms. If the participant's employment is terminated for any other reason, the participant's stock options immediately terminate. These exercise periods may be reduced by the Board for particular options. The Board may, in its discretion, accelerate the exercisability of stock options that would not otherwise be exercisable upon death, disability or retirement.

    No incentive stock options shall be granted under the Stock Plan after March 1, 2002. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the Stock Plan may not be less than 50% of the fair market value of the common stock on the date of grant.

    STOCK APPRECIATION RIGHTS. The Board may grant stock appreciation rights ("SARs") in connection with all or part of any stock option either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of common stock. Such value is paid by the Company in cash, shares of common stock or a combination of both, in the discretion of the Board. SARS are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If an SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.

    RESTRICTED STOCK. The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The restricted stock will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Board) prior to the occurrence of a merger or other significant corporate change, as provided in the Stock Plan.

    If a participant terminates employment during the period of the restriction, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

    DEFERRED STOCK. The Board may grant deferred stock awards that result in shares of common stock being issued to a participant or group of participants upon the expiration of a deferral period. The Board may condition the grant of deferred stock upon the attainment of specified performance goals. The provisions of deferred stock awards need not be the same with respect to each recipient.

    Upon termination of employment for any reason during the deferral period for a given award, the deferred stock in question shall be forfeited by the participant, subject to the Board's ability to waive any remaining deferral limitations with respect to a participant's deferred stock. During the deferral period, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered and any dividends declared with respect to the number of shares covered by a deferred stock award will either be immediately paid to the participant or deferred and deemed to be reinvested in additional deferred stock, as determined by the Board. The Board may allow a participant to elect to further defer receipt of a deferred stock award for a specified period or until a specified event.

    GENERAL PROVISIONS. The Board may, at the time of any grant under the Stock Plan, provide that the shares received by any participant under the Stock Plan shall be subject to repurchase by the Company in the event of termination of employment of the participant for any reason. Except as provided otherwise by the Board, the repurchase price will be the fair market value of the stock or, in the case of a termination for cause (as defined in the Stock Plan), the amount of consideration paid for the stock. The Board may also, at the time of grant, provide the Company with rights to repurchase, or require the forfeiture of, shares of stock acquired under the Stock Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

FEDERAL INCOME TAX CONSEQUENCES

    STOCK OPTION. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee ir within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise (or, in the case of an executive officer, director or 10% shareholder, six months after the date the option as granted, if later) shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax.

    If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. The balance of any gain will be characterized as a long-tem or short-tem capital gain, depending on whether the shares were held for more than one year.

    An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. If, however, an optionee is subject to
Section 16(b) of the Securities Exchange Act of 1934 (i.e., is an executive officer, director or 10% shareholder of the Company) and the optionee exercises the option within six months after the date the option was granted, he or she will not realize notable compensation income until six months after the grant of the non-qualified stock option (subject to the right of the optionee to elect to be taxed at the time of exercise). In the event realization of the income is deferred, the amount of the optionee's compensation income will be equal to the difference between the aggregate option price and the fair market value of the stock on the date immediately preceding the sixth month anniversary of the date of grant. The Company is entitled to a tax deduction to the extent and at the time, that the participant realizes compensation income.

    Upon the disposal of stock acquired pursuant to a nonqualified option, the optionee's basis for determining taxable gain or loss will be the sum of the option price paid for the stock plus my any related compensation income recognized by the optionee, and such gain or loss will be long-term or short-term capital gain or loss depending on whether the optionee has held the shares for more than one year.

    SARS. The grant of an SAR would not result in income for the participant or in a deduction for the Company. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, and the Company would be entitled to a deduction, measured by the fair market value of the shares plus any cash received.

    RESTRICTED STOCK AND DEFERRED STOCK. The grant of restricted stock and deferred stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions or to a deferral period which would result in a "substantial risk of forfeiture" as intended by the Company. If the shares are transferable or there are no such restrictions or significant deferral period, the participant will realize compensation income upon receipt of the award. Otherwise, a participant will generally realize compensation income upon any such restrictions or deferral period lapses. The amount of such income will be the value of the common stock on that date less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period would also be taxable compensation income to the participant. In any event the Company will be entitled to a tax deduction to the extent and at the time, that the participant realizes compensation income. A participant may elect, under
Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income, and the Company is entitled to a corresponding deduction.

    WITHHOLDING. The Stock Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the Stock Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company common stock already owned by the participant, that number of shares having an aggregate fair market value equal to part or all of the tax payable by the participant. In this event, the Company would pay the tax liability from its own funds.

REGISTRATION WITH SEC

    The Company intends to file a Registration Statement covering the issuance of the additional shares issuable under the Stock Plan, as amended, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

SHAREHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding shares of the Company's common stock voting at the annual meeting in person or by proxy is required for approval of the proposed amendment to the Company's Stock Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE 1992 STOCK PLAN TO INCREASE BY 500,000 SHARES THE NUMBER OF SHARES WHICH MAY BE ISSUED UNDER OPTIONS AND OTHER AWARDS GRANTED UNDER THE 1992 STOCK PLAN.

                                   PROPOSAL 3
             PROPOSAL TO AMEND THE COMPANY'S 1990 STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS

INTRODUCTION

    The Shareholders of the Company approved the adoption of the Communication Systems, Inc., 1990 Stock Option Plan for Nonemployee Directors (the "Director Option Plan") on May 15, 1990. As adjusted for a stock split in 1993, the Director Option Plan authorizes the issuance of up to 200,000 shares of common stock pursuant to options granted automatically to non-employee directors of the Company concurrent with each annual stockholder meeting if such director is elected or re-elected at the annual shareholders meeting or continues in office following the annual shareholders meeting. The purpose of the Director Option Plan is to more effectively link the compensation of directors to the success of the Company and to provide an additional incentive to attract and retain qualified individuals to serve on the Board of Directors.

AMENDMENT TO DIRECTOR OPTION PLAN

    The Board of Directors has amended the Director Option Plan, subject to shareholder approval, to increase from 2,000 to 3,000 the number of shares purchasable upon exercise of the option automatically granted concurrent with each annual shareholders meeting. The Board of Directors believes that increasing the number of shares purchasable upon exercise of the automatic option grant will provide a more significant incentive to directors and enhance the Company's ability to attract and retain qualified directors to serve on the Board of Directors.

SUMMARY OF TERMS OF DIRECTOR OPTION PLAN

    Currently the Director Option Plan provides an automatic grant of options to purchase 2,000 shares of Common Stock annually to each non-employee director concurrent with the annual stockholder meeting of the Company at an option exercise price equal to the fair market value of the Company's common stock on the date of grant. The Director Option Plan is administered by the Board. No more than 200,000 shares of Common Stock may be issued under the Director Option Plan.

    The options are exercisable as to all or any part of the shares subject to the option beginning six months after the date the option is granted. The term of the option is ten years from the date of grant which term does not expire upon termination of service as a director.

    The tax consequences of an exercise of a stock option under the Director Option Plan are the same as applicable to a non-qualified employee stock option discussed under "Federal Income Tax Consequences--Stock Option" at page 8 above.

    The Board of Directors may not reduce the option exercise price below the full fair market value at the time of grant. The option price is subject to adjustment upon certain events including any increase or decrease in the number of issued shares of Common Stock of the corporation resulting from subdivision or consolidation of shares or any other similar capital adjustments, the payment of a stock dividend or other increase or decrease in shares effective without receipt of consideration by or a merger or consolidation of the Company or the distribution of shares of another corporation as a stock dividend.

SHAREHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding shares of the Company's Common Stock voting at the annual shareholders meeting in person or by proxy is required for approval of the proposed amendment of the Director Option Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE DIRECTOR OPTION PLAN TO INCREASE FROM 2,000 TO 3,000 THE NUMBER OF SHARES PURCHASABLE UPON EXERCISE OF EACH OPTION AUTOMATICALLY GRANTED TO NON-EMPLOYEE DIRECTORS UPON ELECTION OR RE-ELECTION TO THE BOARD OF DIRECTORS.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following tables show, for the fiscal years ending December 31, 1998, 1997 and 1996, the cash and other compensation paid to or accrued by the Company for each executive officer whose total cash compensation exceeded $100,000 during fiscal 1998 in all capacities served, as well as information relating to option grants, option exercises and fiscal year end option values applicable to such persons.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                        -------------
                                                                                           AWARDS
                                                                                        -------------
                                                            ANNUAL COMPENSATION          SECURITIES
                                                      --------------------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                             YEAR       SALARY    BONUS(1)    OPTIONS(1)    COMPENSATION
----------------------------------------------------  ---------  ----------  ---------  -------------  -------------
Curtis A. Sampson, Chief Executive..................       1998  $  203,077  $  40,000       24,000
  Officer of the Company(2)                                1997  $  182,876  $  30,000       19,500         (4)
                                                           1996  $  176,520  $  25,000       15,000

John C. Hudson, Managing Director...................       1998  $   92,783  $  49,656        6,600      $  22,838
  Austin Taylor Communications(3)                          1997  $   89,486  $  74,903        6,600      $  39,237
                                                           1996  $   87,105  $  46,045        6,000      $  38,144

Jeffrey K. Berg, President..........................       1998  $  122,308  $  35,000       21,000
  Suttle Apparatus Corporation                             1997  $  113,493  $  30,000       18,000
                                                           1996  $  106,979  $  25,000       15,000         (5)

------------------------

Note: Certain columns have not been included in this table because the information called for therein is not applicable to the Company or the individual named above for the periods indicated.

(1) Base salary, bonuses and stock option awards indicated for each year have generally been determined in the first three months of the year and reflect the Compensation Committee's decisions after evaluation of the executive's performance and the Company's performance in the prior fiscal year.

(2) Mr. Sampson devotes approximately 60% of his working time to the Company. The balance of his working time Mr. Sampson serves as Chairman and Executive Officer of Hector Communications Corporation, for which he is separately compensated.

(3) For each of the three years, more than 60% of the amounts listed under "All Other Compensation" represents the Company's contribution to Mr. Hudson's pension plan.

(4) In February 1998, pursuant to a Board of Director approval, the Company loaned to Curtis A. Sampson and Jeffrey K. Berg, respectively, $93,881 and $84,375 pursuant to a two-year promissory note bearing interest at 6.5% to enable said individuals to exercise stock options granted by the Company. The loans to Mr. Sampson and Mr. Berg are secured by the pledge of 10,600 shares and 10,000 shares, respectively, of the Company's common stock.

(5) In October 1998 the Company loaned Mr. Berg $190,000 at an adjustable interest rate initially set at 6.5% per annum under a promissory note providing for bi-weekly payments of $600. The current balance of the loan is $188,593. The loan is secured by a mortgage on real estate.

                             OPTION GRANTS IN 1998

                                                                              INDIVIDUAL GRANTS
                                               -------------------------------------------------------------------------------
                                                                                                         POTENTIAL REALIZABLE
                                                                                                           VALUE AT ASSUMED
                                                NUMBER OF                                                ANNUAL RATES OF STOCK
                                               SECURITIES      % OF TOTAL                                 PRICE APPRECIATION
                                               UNDERLYING    OPTIONS GRANTED    EXERCISE                    FOR OPTION TERM
                                                 OPTIONS     TO EMPLOYEES IN    PRICE PER   EXPIRATION   ---------------------
NAME                                             GRANTED          1998            SHARE        DATE         5%         10%
---------------------------------------------  -----------  -----------------  -----------  -----------  ---------  ----------
Curtis A. Sampson............................      24,000            11.6%      $   18.91      4/14/03   $  72,716  $  210,570

John C. Hudson...............................       6,600             3.2%          17.19      4/14/03      31,341      69,251

Jeffrey K. Berg..............................      21,000            10.1%          17.19      4/14/03      99,720     220,342

                      AGGREGATED OPTION EXERCISES IN 1998
                           AND YEAR-END OPTION VALUES

                                                                                                     VALUE OF UNEXERCISED
                                                                                                   IN-THE-MONEY OPTIONS AT
                                                     VALUE REALIZED                                FY-END (BASED ON FY-END
                                                      (MARKET PRICE     NUMBER OF UNEXERCISED          PRICE OF $11.813
                                          SHARES       AT EXERCISE        OPTIONS AT FY-END              SHAREHOLDER)
                                        ACQUIRED ON       LESS        --------------------------  --------------------------
NAME                                     EXERCISE    EXERCISE PRICE)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------  -----------  ---------------  -----------  -------------  -----------  -------------
Curtis A. Sampson.....................      10,600         76,519         56,000        22,500        (1)           (1)

John C. Hudson........................       3,000          24,562        24,600         6,600        (1)           (1)

Jeffrey K. Berg.......................      10,000          80,625        58,000        20,000        (1)           (1)

(1) All options granted to the named individuals provided for an exercise price of more than $11.82, the market price of the Company's common stock at December 31, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1998 Curtis A. Sampson and Wayne E. Sampson served as members of the Company's Compensation Committee. Mr. C. A. Sampson is the President and Chief Executive Officer of the Company and Mr. W. E. Sampson, a director, is his brother.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee appointed by the Company's Board of Directors has primary responsibility in regard to determinations relating to executive compensation and administration of the Company's stock option plans. All decisions by the Compensation Committee pertaining to the compensation of the Company's executive officers are reviewed and approved by the full Board. Mr. Curtis A. Sampson, the Company's Chairman and Chief Executive Officer, did not participate in any discussions or decisions of either the Compensation Committee or the Board of Directors relating to any aspect of his compensation.

COMPENSATION POLICIES

    It is the objective of the Compensation Committee to pay compensation at levels which will attract, retain and motivate executives with superior leadership and management abilities and to structure the forms of compensation paid such that their interests will be closely aligned with achievement of superior financial performance by the Company. With these objectives in mind, the compensation currently paid to the Company's executive officers principally consists of three elements: base salary, bonus and stock option awards.

COMPENSATION ELEMENTS

    Base salaries of the Company's executive officers are generally established by reference to base salaries paid to executives in similar positions with similar responsibilities based upon publicly available compensation surveys and limited informal surveys by Compensation Committee members. Base salaries are reviewed annually. Adjustments to base salaries are determined by reference to individual and company performance having in mind both measurable financial factors, as well as subjective judgments by the Compensation Committee in regard to factors such as development and execution of strategic plans, changes in areas of responsibility and the development and management of employees. The Compensation Committee does not, however, assign specific weights to these various quantitative and qualitative factors in reaching its decisions.

    Bonuses are intended to provide executives with an opportunity to receive additional cash compensation, but only if they earn it through Company and individual performance. After year end results are available, the Committee determines each officer's bonus based on the Company's performance, as measured by such factors as growth in earnings per share, as well as the Compensation Committee's subjective assessment of individual performance in the executive's area of responsibility, but without assigning specific weight to the various qualitative and quantitative factors considered.

    Stock options are awarded to the Company's executives under the Company's 1992 Stock Plan. Stock options represent an additional vehicle for aligning manage-ment's and stockholders' interests, specifically motivating executives to remain focused on factors which will enhance the market value of the Company's common stock. If there is no price appreciation in the common stock, the option holders receive no benefit from the stock options, because options are granted with an option exercise price at least equal to the fair market value of the common stock on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Curtis A. Sampson participates in the same executive compensation plans provided to other senior executives and is evaluated by the same factors applicable to the other executives as described above. Mr. Sampson's total cash compensation for 1998 was $243,077, an increase of 14% over total cash compensation in 1997. In addition, Mr Sampson was granted options to purchase 24,000 shares of Company common stock in 1998, compared to options covering 19,500 shares granted to Mr. Sampson in 1997. Because of his significant holdings of Company common stock, under applicable IRS rules,

Mr. Sampson's options are priced at 110% of the market price on the date of grant. The salary and bonus compensation payable to Mr. Sampson in 1998 was determined on April 9, 1998 and reflects the Committees' evaluation of Mr. Sampson and the Company's performance for the 1997 fiscal year when the Company experienced 10% increase in sales from continuing operations compared to 1996 and experienced a 22% increase in that net income from continuing operations compared to 1996. After considering, among other factors, the 25% decline in earnings of the Company in 1998 as compared to 1997, the Committee has determined that Mr. Sampson's base compensation in 1999 will be maintained at the same level paid in 1998 and that his bonus and stock option award in 1999 will be reduced (as compared to 1998 levels) to $29,000 and 18,000 shares, respectively. The two other members of the Compensation Committee believe, based upon their general knowledge of compensation paid to other chief executives and published regional salary data (but without conducting a formal survey), that Mr. Sampson's total compensation is below that which could be reasonably justified in relation to the scope of his responsibilities and financial performance of the Company during the past several years.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Edwin C. Freeman        Curtis A. Sampson       Wayne E. Sampson

                               PERFORMANCE GRAPH

    The following graph presents, at the end of each of the Company's last five fiscal years, the cumulative total return on the common stock of the Company as compared to the cumulative total return of the NASDAQ Stock Market Total Return Index (U.S. Companies), and NASDAQ Telecommunications Stock Total Return Index, assuming, in each case, the investment of $100 on the last business day before January 1, 1993 and the reinvestment of all dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              COMMUNICATIONS      NASDAQ               NASDAQ
DOLLARS         Systems, Inc.   Stock Market  Telecommunications Stocks
1993                     $100           $100                       $100
1994                    96.23          96.99                      83.46
1995                   123.45         136.24                     109.26
1996                   120.06         166.79                     111.72
1997                   145.19         203.98                     165.43
1998                    99.32         281.69                     270.15

                              CERTAIN TRANSACTIONS

TRANSACTIONS AND SHARED MANAGEMENT WITH HECTOR COMMUNICATIONS CORPORATION

    The Company makes available to Hector Communications Corporation ("HCC") which prior to 1990 was a subsidiary of the Company certain staff services and administrative systems, such as payroll and pension plan administration, with the related costs and expenses being paid by HCC. In 1998 and 1997 HCC paid the Company $300,000 and $264,000, respectively, for such services, amounts which management believes are no less than the cost the Company incurred in connection with providing such services.

    Two of the Company's executive officers, Curtis A. Sampson and Paul N. Hanson, each devote approximately 60% of their working time to the Company. Messrs. Sampson and Hanson devote substantially all of the remainder of their working time to HCC, of which Mr. Sampson serves as Chairman and Chief Executive Officer and Mr. Hanson serves as a director and Treasurer. These officers are separately compensated by HCC for their services to HCC.

REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION

    The Company's officers, directors and beneficial holders of 10% or more of the Company's securities are required to file reports of their beneficial ownership with the Securities and Exchange Commission on SEC Forms 3, 4 and 5. According to the Company's records, during the period from January 1, 1998 to December 31, 1998, officers, directors and ten percent beneficial holders of the Company filed all reports with the Securities and Exchange Commission required under Section 16(a) related to their beneficial ownership. To the best of the Company's knowledge, all such reports have been filed in a timely manner.

                             THE COMPANY'S AUDITORS

    Deloitte & Touche have been the auditors for the Company since 1982 and have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the current fiscal year. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission's proxy rules. The next annual meeting of the shareholders of Communications Systems, Inc. is expected to be held on or about May 15, 2000 and proxy materials in connection with that meeting are expected to be mailed on or about March 31, 2000. Shareholder proposals prepared in accordance with the Commission's proxy rules to be included in the Company's Proxy Statement must be received at the Company's corporate office, 213 South Main Street, Hector, Minnesota 55342, Attention: President, by December 15, 1999, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 1999 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

    The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

    PROPERLY BROUGHT BUSINESS. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

    SHAREHOLDER NOMINATIONS. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company's Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                                 OTHER MATTERS

    Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

    The Company is transmitting with this Proxy Statement its Annual Report for the year ended December 31, 1998. SHAREHOLDERS MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1998 FORM 10-K REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO ASSISTANT SECRETARY, COMMUNICATIONS SYSTEMS, INC., 213 SOUTH MAIN STREET, HECTOR, MINNESOTA 55342.

                                          By Order of the Board of Directors,

                                          Richard A. Primuth,
                                          SECRETARY

                          COMMUNICATIONS SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 1999

    The undersigned hereby appoints Curtis A. Sampson, Joseph W. Parris and Gerald D. Pint, or any of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Communications Systems, Inc., to be held Tuesday, May 18, 1999, at 3:00 p.m. Central Daylight Time at the Carlson School of Management, 321 19th Avenue South, Room 2-260Z, Minneapolis, Minnesota, or at any adjournments thereof, hereby revoking all former proxies, as follows:

1. Election of Directors for terms expiring at the Company's 2002 Annual Shareholders Meeting.

/ /        WITH AUTHORITY to vote for all nominees listed below      / /        WITHOUT AUTHORITY to vote for
           (except as indicated to the contrary)                                nominees listed below

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

      EDWIN C. FREEMAN      LUELLA GROSS GOLDBERG      EDWARD E. STRICKLAND

--------------------------------------------------------------------------------

2. Proposal to amend the Company's 1992 Stock Plan to increase the number of shares authorized to be issued under the Company's 1992 Stock Plan by 500,000 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. Proposal to amend the Company's 1990 Stock Option Plan for Nonemployee Directors to increase from 2,000 to 3,000 the number of shares purchasable upon exercise of each option automatically granted to nonemployee directors upon election or re-election to the Board of Directors.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                  (Continued and to be signed on reverse side)

                         (Continued from previous side)

3. In their discretion upon any matters coming before the meeting.

                                             UNLESS OTHERWISE SPECIFIED, THE
                                             SHARES REPRESENTED BY THIS PROXY
                                             WILL BE VOTED "FOR" THE ELECTION OF
                                             THE DIRECTORS AND "FOR" PROPOSALS 2
                                             AND 3 SUMMARIZED ON THE REVERSE
                                             SIDE OF THIS CARD.
                                             Dated _______________________, 1999
                                             ___________________________________
                                             Signature
                                             ___________________________________
                                             Signature if held jointly

                                             Please date and sign exactly as
                                             your name(s) appears below
                                             indicating, where proper, official
                                             position or representative capacity
                                             in which you are signing. When
                                             signing as executor, administrator,
                                             trustee or guardian, give full
                                             title as such; when shares have
                                             been issued in names of two or more
                                             persons, all should sign.